Exhibit 99.1

Anebulo Pharmaceuticals Announces Its Intent to Commence a Self Tender Offer

AUSTIN, Texas (December 22, 2025) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage pharmaceutical company developing novel solutions for people suffering from acute cannabis-induced toxic effects (the “Company” or “Anebulo”), today announced that the Board of Directors has decided to commence a cash tender offer as part of its plan to “go private” in lieu of the previously announced reverse stock split at a ratio of not less than 1-for-2,500 and not greater than 1-for-7,500.

●	Voluntary Self Tender consists of acquiring up to 300,000 shares at $3.50 price per share

While the Board of Directors believed that the reverse stock split transaction was in the best interest of the Company and its stockholders at the time of its proposal, upon review and careful consideration, further discussions with management and its advisors and other relevant factors, the Board of Directors has determined that the costs of the proposed reverse stock split transaction ($3.50 per share for fractional shares resulting from the reverse stock split) now outweigh the benefits to the Company and its stockholders. The primary cause is the increased number of shares that are now held through accounts with fewer than 2,500 shares, mostly from certain holders who upon announcement of the proposed reverse stock split began acquiring shares through multiple accounts with less than 2,500 shares or splitting their existing holdings, simply in an attempt to receive multiple fractional share payments. This activity resulted in a significant increase in the expected cost of the proposed transaction. Therefore, the Board of Directors has decided that the increased cost now outweighs the anticipated benefit, and it is in the best interest of the Company and its stockholders to abandon the reverse stock split and to commence a voluntary self-tender offer to purchase 300,000 shares at $3.50 in lieu of the reverse split proposal. The tender offer will aid the Company in maintaining its number of stockholders at below 300, which is necessary for its “go private” transaction. The Board will continue to monitor the cost of a reverse stock split or alternative transaction versus the benefits and may at some point in the future and on such terms as will be decided to be beneficial at that time pursue another transaction if and when deemed to be in the best interest of the Company and its stockholders.

Richie Cunningham, President and Chief Executive Officer commented, “At this time, the Board feels that commencing a voluntary self tender offer in lieu of the proposed reverse split is in the best interest of the Company and its stockholders in order for the Company to effect its planned “go private” transaction. The expense of the proposed reverse split transaction, due to the significant increase in multiple account purchases, has grown to a point that it now exceeds the benefits it would generate for our remaining stockholders. We look at this transaction just like any other business investment decision we would make and have decided not to proceed with the reverse stock split based on the economics at this time. This does not mean we wouldn’t propose another similar or alternative transaction in the future when and if it becomes economically prudent and in the best interest of the Company and its stockholders.”

Tender offer materials; where to get information

The tender offer described in this press release has not yet commenced. This press release is for information purposes only, and is not an offer to purchase or the solicitation of an offer to sell any shares of the Company’s Common Stock. The solicitation of offers to purchase shares of the Company’s Common Stock will be made only pursuant to the tender offer documents, including an Offer to Purchase and related Letter of Transmittal, that the Company intends to distribute to stockholders and file as part of a tender offer statement on Schedule TO with the SEC, today, December 22, 2025.

THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION CONCERNING THE TERMS OF THE TENDER OFFER.

Once the tender offer is commenced, copies of the tender offer statement on Schedule TO, the Offer to Purchase, the Letter of Transmittal and other documents that the Company will be filed with the SEC, will be distributed by the Company to the Company’s stockholders at no expense to them and will also be available to stockholders free of charge at the SEC website at www.sec.gov.

Questions and requests for assistance or additional copies of the Offer materials may be directed to the Information Agent for the Offer: Broadridge Corporate Issuer Solutions, LLC, 51 Mercedes Way, Attn: BCIS IWS, Edgewood, NY 11717, (856) 793-5068, Email: shareholder@broadridge.com.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage pharmaceutical company developing novel solutions for people suffering from cannabis-induced toxicity. Its lead product candidate, selonabant, has completed a Phase 2 clinical trial evaluating its utility in blocking and reversing the negative effects of acute cannabinoid intoxication in healthy adults challenged with oral THC. Rather than proceeding directly with Phase 3 studies of oral selonabant in adults with ACI, the Company is prioritizing the advancement of a selonabant IV formulation as a potential treatment for pediatric patients with acute cannabis-induced toxicity, which it believes offers the potential for a faster timeline to approval relative to the adult oral product. Anebulo has scaled up the intravenous formulation for initial clinical safety studies, and initiated a Phase 1 SAD study of IV selonabant in September 2025. Selonabant is a competitive antagonist at the human CB1 receptor. For further information about Anebulo, please visit www.anebulo.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding the Company’s intention to commence a tender offer and to distribute to stockholders and file a tender offer statement on Schedule TO with the Securities and Exchange Commission. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.